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               PACTIV CORPORATION 2002 INCENTIVE COMPENSATION PLAN

                        PERFORMANCE SHARE AWARD AGREEMENT


  _________________________
  Participant

  Pursuant to the provisions of the Pactiv Corporation 2002 Incentive Compensation Plan, you were granted an Award of ________ Performance Shares, on ______________ ("Grant Date"). The Restricted Period applicable to the Award begins on the Grant Date and ends on ________________, subject to the performance targets established at the beginning of each measurement period by the Compensation/Nominating/Governance Committee. The performance targets may be further adjusted by the Committee to reflect the effects of any Corporate Transaction to the extent allowed by Internal Revenue Code Sec. 162(m) and the regulations thereunder. During the Restricted Period, and until all conditions imposed on the shares are satisfied, the Performance Shares are restricted in that they may not be sold, transferred, pledged or otherwise encumbered, or disposed of, by you. However, you will be entitled to receive payments, subject to withholding for taxes, equivalent in timing and amount to the dividends paid, if any, on the Common Stock of Pactiv Corporation, ("Common Stock"), as if each Performance Share represented one full share of Common Stock, as long, during the Restricted Period, as you are continuously employed by the Pactiv Corporation Companies. Such payments may be in the form of additional Performance Shares subject to the same restrictions as the original shares. If you remain employed by the Pactiv Corporation Companies throughout the Restricted Period, and all the conditions are satisfied, or if your employment terminates before the expiration of the Restricted Period as a result of your Retirement (at least age 65), Death, or Total Disability (all as defined in the Plan), the restrictions will lapse, and one share of Common Stock of Pactiv Corporation, (or, in certain situations based upon country of residence, a cash equivalent payment) will be delivered to you or your beneficiary, subject to withholding for taxes, for each Performance Share. Generally, if your employment terminates for any other reason before the expiration of the Restricted Period, you will forfeit the Performance Shares unless the Committee determines otherwise. You agree that the term "Performance Shares" shall include any shares or other securities which you may receive or be entitled to receive as a result of the ownership of the original Performance Shares whether they are issued as a result of a share split, share dividend, recapitalization, or other subdivision or consolidation of shares effected without receipt of consideration by the Company, or the result of the merger or consolidation of the Company or sale of assets of the Company.

AS A CONDITION OF THIS AWARD, YOU ARE REQUIRED TO EXECUTE THE ACKNOWLEDGEMENT AT THE BOTTOM OF THE ENCLOSED COPY OF THIS AWARD NOTICE AND RETURN THE ACKNOWLEDGED COPY OF THIS AWARD NOTICE TO THE COMPENSATION DEPARTMENT OF PACTIV CORPORATION NOT LATER THAN ____________. This Award is subject to all the definitions, terms and conditions of the Plan, a copy of which is enclosed. In the event of any discrepancy between the provisions of the Plan and this or any other communication regarding the Plan, the provisions of the Plan control.


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ATTEST:


ACCEPTED:                                    PACTIV CORPORATION


                                             /s/ Henry M. Wells III
_____________________________________        __________________________________________________
Type or Print Legal Name      Date           Vice President and Chief Human Resources Officer

_____________________________________
Signature

_____________________________________
Street Address

_____________________________________
City/State/Zip/Country
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